Exhibit 32.1

CERTIFICATIONS OF CHIEF EXECUTIVE OFFICER

AND CHIEF FINANCIAL OFFICER

PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Robert W. Thomas, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Quarterly Report of FoxHollow Technologies, Inc. on Form 10-Q for the fiscal quarter ended September 30, 2004 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Quarterly Report on Form 10-Q fairly presents in all material respects the financial condition and results of operations of FoxHollow Technologies, Inc.

Date: December 6, 2004	By:	/s/ Robert W. Thomas
Robert W. Thomas
President and Chief Executive Officer and Director (Principal Executive Officer)

I, Matthew B. Ferguson certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Quarterly Report of FoxHollow Technologies, Inc. on Form 10-Q for the fiscal quarter ended September 30, 2004 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Quarterly Report on Form 10-Q fairly presents in all material respects the financial condition and results of operations of FoxHollow Technologies, Inc.

Date: December 6, 2004	By:	/s/ Matthew B. Ferguson
Matthew B. Ferguson Chief Financial Officer
(Principal Accounting and Financial Officer)